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                                                                   Exhibit 10.15


                                 LEASE AGREEMENT

1. Specific Information:

1.1. The "Landlord" is Fred G. and Patricia A. Ducolon, Husband and Wife, dba SMI Properties, Inc..

1.2. The "Tenant" is Angeles Metal Trim Company dba Angeles Metal Systems, a California corporation.

1.3. Location of Premises: The street address of the leased property ("Premises") is 1851 Alexander Avenue, Tacoma, Washington, which is legally described on Exhibit A.

1.4. Lease Duration:

1.4.1. The "Commencement Date" of this Lease is October 1, 1996, with Tenant having occupancy September 1, 1996.

1.4.2. The "Termination Date" of this Lease is September 30, 1999.

1.5. The "Basic Monthly Rent" at the commencement of this Lease is See Addendum No. 1 (which shall be adjusted periodically in accordance with Schedule 1.5, if attached).

1.6. The "Allowed Use" of the Premises is manufacturing of metal studs, joist and/or related uses and/or any legal purposes.

1.7. On signing this Lease, Tenant shall pay Landlord Six Thousand Five Hundred and No/100th Dollars ($6,500.00) to be applied toward payment of the first month's rent of this Lease ("Advance Rent") and shall deposit Dollars ($6,500.00) to be held as the last month's rent.

1.8      Notice Address of Tenant:             cc:      D.K. Cable
         Angeles Metal System                           Angeles Metal Systems
         Attention:  Steven D. Tallman                  4817 Sheila Street
         1851 Alexander Avenue                          Los Angeles, CA 90040
         Tacoma, WA 98421                               (213) 268-1777
                                                        (213) 266-2921 FAX

1.9.     Notice Address of Landlord:
         Fred G. and Patricia A. Ducolon
         8707 Portland Avenue East
         Tacoma, WA 98445
         (206) 537-6520
         (206) 537-7485 Fax

1.10. Date. This Lease is dated, for reference purposes only, as of June 27, 1996.

2. Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and on all of the terms and conditions of this Lease, the Premises.
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3. Term.

3.1. Term. The term of this Lease is from the Commencement Date until the Termination Date, unless sooner terminated pursuant to any provision hereof.

3.2. Paragraph deleted.

3.3. Early Possession. If Tenant occupies the Premises before the Commencement Date of the term, all of Tenant's Lease obligations (including payment of Operating Expenses, but not Basic Monthly Rent) shall become effective immediately although such early possession shall not accelerate the Termination Date of this Lease.

4. Rent.

4.1. Basic Monthly Rent. Tenant shall pay to Landlord as rent for the Premises the Basic Monthly Rent, in advance, on the first day of each month of the term hereof. Rent for any period during the term hereof which is for less than one
(1) month shall be a pro-rata portion of the monthly installment. Rent shall be payable in lawful money of the United States of America to Landlord at such address and to such other persons or at such other places as Landlord may designate in writing.

4.2. Operating Expenses.

4.2.1. In addition to the Basic Monthly Rent and commencing on the earlier of Tenant's occupancy or the Commencement Date, Tenant shall pay to Landlord upon receipt of tax bill from Landlord in reimbursement for real estate taxes, and insurance premium if not paid by Tenant, if applicable to the Premises.

4.2.2. Definition of Operating Expenses. "Operating Expenses" shall mean only the total costs and expenses paid for or incurred by Landlord for the Premises which in accordance with reasonable accounting and management practices consistently applied, including, without limitations for (1) Real Estate Taxes;
(2) Insurance Premiums; (3) the cost of utilities consumed in the Premises if paid for by Landlord.

5. Paragraph deleted.

6. Use.

6.1. Allowed Use. The Premises shall be used and occupied only for any lawful purpose.

6.2. Compliance with Law. Tenant shall, at Tenant's expense, comply promptly with all present and future laws and requirements regulating the use of the Premises by Tenant for Tenant's business. Tenant shall not create or allow waste or a nuisance, or unreasonably disturb any other person. Landlord to make facility in compliance with governmental requirements during the lease and any extension of the lease, and Tenant shall have no obligation to do so unless the same is peculiar to Tenant's use and not with respect to the Premises in general.

6.3. Insurance Cancellation. Despite any other provision of this Lease, no use of the Premises may be made or permitted nor acts done which will adversely affect or increase the cost of any insurance policy maintained by Landlord.

6.4. Paragraph deleted.
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7. Maintenance Repairs and Alteration.

7.1. Landlord's Obligation. Except for damage caused or allowed by Tenant and its employees or invitees, Landlord shall maintain, at Landlord's expense and not as an Operating Expense, the structural foundations and all paved areas of the yard and Premises and the entire roof(s) of the Premises. Landlord shall have no obligation to make such repairs until a reasonable time after receipt of written notice of the need for such repairs. Except as provided in this Section and as provided in this Lease as to damage by casualty, Landlord shall have no obligation to make any repair, change or improvement of the Property or the Premises.

7.2. Tenant's Obligations. Tenant, at Tenant's expense, shall maintain in present condition and appearance all and every part of the Premises, except as provided in Paragraph 7.1. Without limiting Tenant's duty, Tenant shall so maintain all walls (both the exterior and interior), all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment, fixtures, ceilings, doors, glass, and skylights, landscaping, fences and signs on the Premises. Tenant shall maintain Premises from condition of occupancy less reasonable wear and tear.

7.3. Reasonable Initial Condition of Premises. Tenant accepts the Premises in the condition existing when this Lease is signed. Tenant acknowledges that neither Landlord nor the Broker has made any representation or warranty as to
(i) the physical condition of the Premises other than Landlord represents that Landlord is not presently aware of any existing physical condition of the Premises which presently is legally required to be rectified or altered, or (ii) the suitability or zoning of the Premises for the conduct of Tenant's business, except as provided in Addendum No. 1, Paragraph F. Unless expressly provided in a Schedule 7.1., 7.3 and 6.2 attached to the Lease and signed or initialed by the Landlord, Landlord has no obligation to make any improvements or changes to the Premises. Landlord warrants leased premises are in good condition and repair and are in compliance with all laws, rules and regulations of governmental agencies.

7.4. Surrender. On the Termination Date of this Lease, or on any sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in good condition and in accordance with Tenant's maintenance obligation and broom clean, ordinary wear and tear excepted. Tenant shall patch, fill and paint any holes resulting from attachment of any of Tenant's trade fixtures, furnishings and equipment. Tenant shall remove any alterations or improvements made by Tenant without the prior written approval of Landlord.

7.5. Landlord's Rights. If Tenant fails to perform Tenant's maintenance obligations, Landlord may, at its option (but shall not be required to) enter the Premises, after ten (10) days prior written notice to Tenant or with no prior written notice in an emergency, and perform Tenant's maintenance obligations and Tenant shall immediately, fully reimburse Landlord for such expense together with interest thereon at the rate of twelve percent (12%) per annum.

7.6. Alterations and Additions.

7.6.1. Without Landlord's prior written consent, provided Landlord's consent shall not be unreasonably withheld or delayed Tenant shall not make any alterations, improvements or additions to the Premises, except for non-permanent changes costing less than Thirty Thousand and No/100th Dollars ($30,000.00) in the aggregate per year. As a condition of consent, Landlord may require that Tenant be responsible to remove any such alterations, improvements or additions at the expiration of the term, and to restore the Premises to the prior condition; Landlord may impose such other conditions as are reasonable. Tenant shall secure all governmental permits required in connection with any such work.
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7.6.2. Before commencing any work relating to alterations, additions and improvements affecting the Premises (none of which are required or requested by Landlord, nor any obligation of Tenant under this Lease), Tenant shall notify Landlord in writing of the expected date of commencement thereof. Landlord shall then have the right at any time to maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from any lien. In any event, Tenant shall pay, when due, all charges incurred by Tenant. Tenant shall not permit any lien to be asserted, against the Premises or Property for any charge incurred or alleged to have been incurred by Tenant, and Tenant shall indemnify, defend Landlord against, and hold Landlord harmless from any and all liability, costs, damages therefrom.

7.6.3. Unless Landlord requires removal, as provided elsewhere in this Lease, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant prior to the end of the term of the Lease and subject to Tenant's obligations to maintain the Premises.

8. Hazardous Substances.

8.1. As used in this Lease, the term "Hazardous Substance" means any substance or material, the storage, use or disposal of which is or becomes regulated under any law, now or hereafter in effect.

8.2. Landlord warrants to Tenant that Landlord has not released or deposited on the Premises any Hazardous Substance, and Landlord has no knowledge of the presence of any hazardous substance on the Premises. Landlord agrees to indemnify and hold Tenant harmless from any loss or damage. Including, but not limited to, loss of use and business interruption expense of any pre-existing Hazardous Substance on or about Premise.

8.3. Without Landlord's prior written consent, the Tenant shall not knowingly receive, store or otherwise allow any Hazardous Substance on the Premises. In the event of any release or presence of any Hazardous Substances on or about the Premises occurring on or after the Commencement Date of this Lease, Tenant agrees to immediately, fully and completely remove (and to dispose of such in accordance with applicable law) all of such Hazardous Substance from the Premises if the quantity or concentration of such Hazardous Substance would require remediation under the provisions of law. Tenant further agrees to defend, indemnify, and hold harmless Landlord, its employees, agents and contractors and Lender from and against any and all losses, claims, liabilities, damages, demands, fines, costs, and expenses (including reasonable attorneys' fees) arising out of or resulting from any release or presence of any Hazardous Substances by Tenant on or about the Premises; the provisions of this sentence shall survive (and be enforceable thereafter) the termination or expiration of this Lease and the surrender of the Premises by Tenant. If Tenant becomes aware of the release or presence on the Premises of any Hazardous Substance, Tenant shall immediately advise Landlord of such release or presence, and Tenant further shall provide Landlord with copies of any reports, studies, recommendations or requirements received by Tenant from any third person including a governmental agency. Tenant shall have the right to use substances referred to on Exhibit "8.3" attached hereto without further permission from Landlord required, provided however, Tenant shall comply with all governmental requirements with respect thereto.

9. Insurance; Indemnity.

9.1. Payment of Premium. "Insurance Premiums" are the actual cost of the insurance applicable to improvements on the Property and required to be carried by Landlord by this Lease. Tenant shall provide insurance binder as attachment to Lease.

9.2. Liability Insurance.
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9.2.1. Carried by Tenant. Tenant shall obtain and keep in force during the term of this Lease a commercial (comprehensive) liability insurance policy protecting Tenant, Landlord (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use occupancy or maintenance of the Premises and all areas appurtenant, thereto, as set forth on Exhibit "9.2.l" attached hereto.

9.2.2 Carried by Landlord. At Landlord's own expense, Landlord may also maintain liability insurance similar to that described in the preceding Section , in addition to and not in lieu of, the insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured therein.

9.3. Property Insurance - Building, Improvements and Rental Value.

9.3.1. Building and Improvements. Tenant shall obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and to any Lender(s), insuring against loss or damage to the Premises as set forth on Exhibit "9.3.1" attached hereto.

9.3.2. Paragraph deleted.

9.4. Tenant's Property Insurance. Tenant at its own cost shall maintain insurance coverage on all of Tenant's personal property, trade fixtures and Tenant-owned alterations and improvements in the Premises as set forth on Exhibit "9.4" attached hereto.

9.5. Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V Tenant shall not do or permit to be done anything which shall invalidate the insurance policies maintained by Tenant. Tenant shall cause to be delivered to Landlord, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required of Tenant by this Lease. No such policy shall be cancelable or subject to modification except after thirty
(30) days' prior written notice to Landlord if available. At least thirty (30) days prior to the expiration of such policies, Tenant shall furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord may obtain such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand.

9.6. Waiver of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under this Lease to the actual extent of the insurance actually maintained. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Landlord or Tenant, if available without additional charge as the case may be, so long as the insurance is not invalidated thereby.

9.7. Indemnity. Except to the extent of Landlord's comparative negligence or breach of an express provision of this Lease, Tenant shall indemnify, protect, defend and hold harmless the Landlord and its Lenders from and against all claims, loss of rents and damages, costs, liens, judgments, penalties, loss of permits, attorneys' fees, expenses and liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Tenant, the conduct of Tenant's business, any act, omission or neglect of Tenant, its agents, contractors, employees or invitees, and out of any Default or Breach by Tenant in the performance in a timely manner of any obligation on Tenant's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated or reduced to judgment. In case any action or proceeding be brought against Landlord by reason of any of
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the foregoing matters, Tenant upon notice from Landlord shall defend the same at
Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. In the event of concurrent negligence of Landlord and Tenant resulting in injury or damage to persons or property and which relates to the construction, alterations, repair, addition to, subtraction from, improvement to or maintenance of the Premises, the indemnifying party's obligation to indemnify the other party as set forth in this Section shall be limited to the extent of the indemnifying party's negligence, and that of its agents, employees, sublessees, invitees, licensees or contractors.

9.8      Paragraph deleted.

10.      Damage or Destruction.

10.1 Partial Damage - Insured. If the Premises or property are Partially Damaged and such damage was caused by a casualty covered under an insurance policy required to be maintained by Tenant or Landlord pursuant to this Lease, Landlord shall commence repair work and substantially complete within forty-five (45) days, and this Lease shall continue in full force and effect. If, however, the insurance proceeds actually available to Landlord (after deduction of any proceeds required by a Lender to be applied to reduction of indebtedness) are not sufficient to effect such repair, Landlord shall not be obligated to make such repairs unless Tenant elects, without obligation to do so, to contribute, without right of reimbursement, the required amount. In the event that Landlord is not obligated and does not voluntarily agree to repair such damage, either Tenant or Landlord may declare this Lease terminated by thirty (30) days written notice to the other party.

10.2. Damage - Uninsured. In the event the Premises are damaged or destroyed by a casualty which is not covered under an insurance policy required to be maintained by Tenant or Landlord, the Landlord may elect to repair within forty-five (45) days of such damage, and this Lease shall continue in full force and effect. If Landlord does not so elect within fifteen (15) days after the occurrence of the casualty to repair, either Tenant or Landlord may declare this Lease terminated by ten (10) days written notice to the other party; provided Tenant may avoid termination of this Lease if Tenant voluntarily agrees to pay, without right of reimbursement, all of the costs of such repairs by Landlord.

10.3. Total Destruction. If the Premises are Totally Destroyed by a casualty covered under an insurance policy required to be maintained by Tenant or Landlord pursuant to this Lease, this Lease shall automatically terminate as of the date of such total destruction.

10.4. Damage Near End of Term. If the premises are Partially Damaged during the last-one(1) years-of the term in this Lease, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty
(30) days after Landlord receives notice of occurrence of such damage; provided Landlord shall continue to have all rights to receive the proceeds of any insurance policy required by the Lease to be maintained by Tenant.

10.5. Abatement of Rent. If the Premises are Partially Damaged, the rent payable while such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's reasonable use of the Premises is substantially impaired. Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration (except as otherwise provided for in this Lease.)

10.6. Definitions. For the purposes of this Lease, the term Partially Damaged shall be deemed to mean damage to the Premises (excluding any damage to Tenant owned property or alterations) which is reasonably estimated to cost to repair less than fifty percent (50%) and Totally Destroyed shall be deemed
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to mean damage to the Premises or Property (excluding any damage to Tenant owned property or alterations) which is reasonably estimated to cost to repair more than fifty percent (50%) of the reasonable fair market value of the improvements constituting the Premises (but not the land) calculated immediately prior to the occurrence of the damage. Cost shall include the cost to rebuild all of the damaged improvements owned by Landlord including demolition, debris removal, requirements of applicable building codes and other laws, mitigating requirements and without regard for depreciation.

11. Taxes.

11.1. Taxes. Landlord shall pay all Taxes applicable to the Premises, and be reimbursed by Tenant per 4.2.1. If any Taxes cover any period of the time prior to or after expiration of the term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within which this Lease shall be in effect. As used herein, the term Taxes shall include any form of required payment, assessment, license fee, tax on rent, levy, penalty, or tax (other than Landlord's net income tax and inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax any legal or equitable interest of Landlord in the Property or Landlord's right to rent or other income therefrom.

11.2. Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied on any leasehold improvements, fixtures, furnishings, equipment and other property of Tenant. Tenant shall cause such Tenant property to be assessed separately from Landlord's Property or reimburse Landlord for the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

12. Utilities. Tenant shall pay for all water, gas, drainage service, sewer service, garbage service, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon.

13. Assignment and Subletting.

13.1. Landlord's Consent Required. Tenant shall with Landlord's prior consent, which shall not be unreasonably withheld or delayed, have the right to assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this lease or the Premises. Any purported assignment, transfer, mortgage, encumbrance, or subletting without consent shall be void and constitute a breach of this Lease. In the event that Tenant is not a natural person, then any transfer (or the aggregate of a series of transfers) of thirty percent (30%) or more of the beneficial ownership of Tenant shall be deemed a prohibited assignment. The acceptance of rent by Landlord from a person other than Tenant shall not be deemed to be a waiver by Landlord of any provision thereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

13.2. No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant's primary obligation to pay or perform any obligation from this Lease.

13.3. Paragraph deleted.

13.4. Assignment by Landlord. Landlord shall be permitted freely to assign all of its rights and obligations hereunder. In the event of a sale or other transfer of the Premises, whether by foreclosure or otherwise, the Tenant agrees to attorn to the new owner and to recognize such owner as the Landlord under this Lease and Tenant shall thereafter look solely to such transferee for performance of this Lease. Notwithstanding the foregoing, the Landlord shall remain liable for any prior obligations under this Lease.

14. Defaults; Remedies.
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14.1. Defaults. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

14.1.1. The vacation or abandonment of the Premises by Tenant.

14.1.2. The failure by Tenant to make any payment required to be made by Tenant hereunder, as and when due where such failure shall continue for a period of ten
(10) days after written notice thereof from Landlord to Tenant.

14.1.3. The failure by Tenant to observe or perform any of the provisions of this Lease (other than the payment of money) to be observed or performed by Tenant where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

14.1.4. The making by Tenant or any guarantor of Tenant of any general assignment, or general assignment for the benefit of creditors; (ii) the filing by or against Tenant or any guarantor of Tenant of a petition to have Tenant adjudged a bankrupt or petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days; *iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within ten (10) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within ten (10) days.

14.2. Remedies in Default. Upon the occurrence of a Default by Tenant, Landlord, without notice to Tenant (except where expressly provided for in this Lease or by applicable law) may do any one or more of the following:

14.2.1. Elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and reenter the Premises, without the necessity of legal proceedings, and remove Tenant and all other persons and property from the Premises, and may store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and

14.2.2.  Exercise any other legal or equitable right o remedy which it may have.

14.3. Damages. If this Lease is terminated by Landlord pursuant to this section, Tenant nevertheless shall remain liable for (a) any rents and damages which may be due or sustained prior to such termination, all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time until the original Termination Date of this Lease (all such rents, damages, costs, fees and expenses being referred to herein as "Termination Damages"), and (b) additional damages ("Post-Termination Damages"), which Post-Termination Damages, at the election of Landlord, shall be either:

14.3.1. an amount equal to the rents which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of rents, if any, which Landlord shall receive during such period from others to whom the Premises may be rented, in which case such Post-Termination Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term would have expired but for such termination, and any suit or action brought to collect any such Post-Termination

Damages for any month shall not in any manner prejudice the right of Landlord to collect any Post- Termination Damages for any subsequent month by a similar proceeding; or

14.3.2. an amount equal to the present worth (as of the date of such termination) of rents which, but for termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Premises, as determined by an independent real estate appraiser named by Landlord, in which case such Post-Termination Damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Default Rate until paid. For purposes of this section "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the Premises; provided that Tenant may avoid the application of this section so long as Tenant voluntarily agrees to pay, and, in fact, does pay all sums due to date under the immediately preceding section within forty-five
(45) days of receipt of notice of Landlord's declaration of the termination of this Lease and Tenant continues thereafter to pay such amounts monthly until the Termination Date.

14.4. Miscellaneous. If Landlord elects to terminate this Lease following the default of Tenant, Landlord may relet the Premises or any party thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the
Term) and on such terms and conditions (which may include concessions or free rent, alterations of the Premises and payment of brokers) as Landlord, in its sole discretion, may determine, and the costs thereof shall be included in the total of Landlord's Termination Damages which shall be paid by Tenant. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. Landlord must act reasonably with respect to all of the foregoing rights and obligations.

14.5. Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than ten (10) days after written notice by Tenant to Landlord any Lender whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that the nature of the Landlord's obligation is such that more than ten (10) days are required for performance, then Landlord shall not be in default if Landlord commences performances within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

14.6. Late Charges and Interest. Any amount due to Landlord not paid when due shall bear interest at twelve percent (12%) per annum ("Default Rate") from the due date. Payment of such interest or late charge shall not excuse or cure any default by Tenant under this Lease.

14.7. Cure by Landlord. Landlord, at any time after Tenant commits a default, may cure the default at Tenant's cost. If Landlord at any time pays any sum or does any act that requires the payment of any sum, repayment of the sum paid by Landlord shall be due immediately from Tenant together with interest at the Default Rate.

14.8. Condemnation. If all of the Premises or any portion of the Premises which is reasonably necessary for the reasonably convenient use of the Premises are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is referred to in this Lease as "condemnation") or if more than ten percent (10%) of the floor area of all buildings constituting the Premises, or more than ten percent (10%) of the parking areas on the Property is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of the taking, or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession; provided Landlord may avoid termination of the Lease by Tenant by providing, within a reasonable time, a substantially similar replacement for the facilities so taken. If this Lease is not terminated by either Landlord or Tenant then it shall remain in full force and effect as to the portion of the Premises remaining, provided the Basic Monthly Rent shall be reduced by the proportion to the floor area of the Premises taken by condemnation bears to the total floor area of the Premises. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages; provided, however, that Tenant shall be entitled to any separately made award for loss of or damage to Tenant's trade fixtures and removable personal property.

15. General Provisions

15.1. Reasonableness of Consent. Whenever the consent of Landlord or Tenant is required by the terms of this Lease, such consent shall not be unreasonably withheld or delayed although it may be subject to reasonable conditions.

15.2. Payments Are Rent. All payments due to Landlord from Tenant shall be deemed to be rent due under this Lease.

15.3. Estoppel Certificate.

15.3.1. Tenant shall, at any time, on not less than ten (10) days prior written notice from Landlord, sign and deliver to Landlord a statement in writing
(i)certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent, security deposit, and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord or Tenant under this lease, or specifying such defaults, if any, which are claimed, and agreeing to give reasonable written notice to a Lender of any future default. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

15.3.2. Paragraph deleted.

153.3. Paragraph deleted.

15.4. Landlord's Interest. The term "Landlord as used herein shall mean only the owner or owners at the time in question of the fee title, vendee's interest under a real estate contract, or a tenant's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations in this Lease to be performed by Landlord shall be binding upon Landlord's successors and assigns, only during their respective periods of ownership.

15.5. Signage. At Tenant's own expense, Tenant may place one or more signs on the Property so long as (i) such sign(s) conform to all applicable governmental rules and regulations, Tenant maintains such sign is in good condition and appearance and (ii) at the termination of this Lease, Tenant shall remove all such signs and repair any damage caused by such sign or its removal at Tenant's sole expense.

15.6. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

15.7. Time of Essence. Time is of the essence.

15.8. Captions. Article and paragraph captions are for convenience only are not a part of this Lease.

15.9. Incorporation of Prior Agreement; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

15.10. Waiver. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

15.11. Recording. Tenant shall not record this Lease.

15.12. Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental equal to one hundred ten percent (110%) of the Basic Monthly Rent due for the last month of the Lease term plus all other charges payable hereunder, and upon the terms hereof applicable to a month to month tenancy.

15.13. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity.

15.14. Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

15.15. Binding Effect; Choice of Law; Proration. Subject to any provisions hereof restricting assignment or subletting by Tenant or as may be expressly provided in this Lease, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state where the premises are located.

15.16    Subordination.

         15.16.1  Paragraph deleted.

         15.16.2  Paragraph deleted.

15.17. Attorneys Fees. If Tenant or Landlord brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorneys fees to be paid by the losing party as fixed by the court.

15.18. Landlord's Access. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or Lenders, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises signs advertising the availability for sale of the Property or a portion thereof, and, during the last one hundred twenty (120) days of the term of this Lease, Landlord may place signs on the Premises advertising the availability for lease of the Premises so long as such signs do not unreasonably obscure Tenant's existing signs identifying its business.

15.19. Auctions. Tenant shall not advertise or conduct any auction or going out of business sale in the Premises.

15.20. Corporate Authority. If Tenant is a legal entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity and that this Lease in binding upon such entity in accordance with its terms.

15.21. Paragraph deleted.

15.22. Broker's Fee. Upon execution of this Lease by both parties, Landlord shall pay to Kidder, Mathews & Segner, Inc., a licensed real estate broker, a fee as set forth in a separate agreement between Landlord and said broker. Landlord further agrees that if Tenant exercises any option granted herein or any option substantially similar thereto, either to extend the term of this Lease, to renew this Lease, to purchase said Premises or any part thereof and/or any adjacent property which Landlord may own or in which Landlord has an interest or any other option granted herein, or if said broker is the procuring cause of any other lease or sale entered into between the parties pertaining to the Premises and/or any adjacent property in which Landlord has an interest, then as to any said transactions, Landlord shall pay said broker a fee in accordance with the schedule of said broker in effect at the time of execution of this Lease. Landlord agrees to pay said fee not only on behalf of Landlord but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder. Any transferee of Landlord's interest in this Lease, by accepting an assignment of such interest, shall be deemed to have assumed Landlord's obligation under this Paragraph 15.22. Said broker shall be a third party beneficiary of the provisions of this Paragraph.

15.23. Notices. Wherever under this Lease provision is made for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by United States mail, postage prepaid, addressed to the address stated at the beginning of this Lease or such subsequent address as may have been specified for such purpose in a written notice given to the other party or in the alternative, if facsimile to the number specified above accompanied by such written notice.

15.24. Special Articles. The following Schedules are attached and are a part of this Lease: Addendum No. 1

LANDLORD:                                       TENANT: ANGELES METAL TRIM CO.
                                                A California Corporation
FRED G. AND PATRICIA A. DUCOLON                 DBA ANGELES METAL SYSTEMS

HUSBAND AND WIFE

By:___________________________________          By:_____________________________
         Fred G. Ducolon
                                                Its: ___________________________
Date:_________________________________
                                                Date: September 5, 1996
By:___________________________________

         Patricia A. Ducolon

Date:_________________________________

STATE OF WASHINGTON                 )
                                    ) ss.
COUNTY OF _______________           )

I certify that I know or have satisfactory evidence that _________________________ is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledge it as the ______________ of _____________, to be the free and voluntary act of such party for the uses and purposes stated therein.

Dated: _______________________



Name:______________________________________________________
NOTARY PUBLIC, State of Washington
My appointment expires________________________________________

STATE OF WASHINGTON                 )
                                    ) ss.
COUNTY OF _______________           )

I certify that I know or have satisfactory evidence that _________________________ is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledge it as the ______________ of _____________, to be the free and voluntary act of such party for the uses and purposes stated therein.

Dated: _______________________



Name:______________________________________________________
NOTARY PUBLIC, State of Washington
My appointment expires________________________________________

                                    CORPORATE

STATE OF WASHINGTON                 )
                                    )   ss.
COUNTY OF PIERCE                    )

On this _____ day of ________________ A. D. 19_____, before me personally appeared __________________________ to me known to be the
_______________________ and _______________the corporation that executed the within the foregoing instrument, and acknowledged the same instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned and on oath stated that they were authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, the day and year first above written.

-----------------------------------
Notary Public in and for the State of Washington, residing at _________________.

ADDENDUM NO. 1

This addendum No. 1 to that certain Lease Agreement dated for reference purposes only June 17, 1996, by and between ANGELES METAL TRIM CO., DBA ANGELES METAL SYSTEMS, a California corporation ("Tenant") and FREDERICK A. AND PATRICIA DUCOLON, Husband and Wife ("Landlord") for the lease of that certain real property commonly known as 1851 Alexander Avenue, Tacoma, Washington. In the event of any inconsistencies between the Agreement and this Addendum, this Addendum shall control the transaction.

A.   Term; Possession:

     1.)      Term:          Thirty-six (36) months commencing October 1, 1996.

     2.)      Possession:    Tenant shall have possession of the premises upon
                             mutual execution of lease.

B.   1.)      Base Rent:     Period                    Monthly Rent
                             Months 01-36              $6,500.00 NNN

                             (Tenant shall be responsible for property taxes, insurance, interior and common area maintenance, and utilities expenses) except for 7.1.

     2.)      Prepaid Rent:  Tenant shall deposit herewith Thirteen Thousand and
                             No/100 Dollars ($13,000.00), representing the first month's rent of $6,500.00, and the last months rent of $6,500.00, for a total of $13,000.00.

C.   Option to renew:        Tenant shall have the right to extend the lease for
                             two (2) consecutive three (3) year periods on the same terms and conditions, except for rent, which shall be adjusted to reflect the full changes in the C.P.I. from the current date of this lease. To exercise an Option to Renew, Tenant shall provide
                             One Hundred Twenty (120) days' prior written notice.

D.   Condition of Premises:  Tenant accepts premises in its present condition subject to Landlord's (1) delivering space broom-cleaned, (2) cleaning and repainting the office area and replacing the existing carpeted areas, and (3) warranting that all mechanical systems and other items that shall be the Tenant's responsibility shall be in working order, including the bathroom, upon lease commencement. Landlord warrants property is in good condition and repair and complies with all applicable government laws and rules and insurance company requests.

E.   Agency:                 Todd Clarke of Kidder, Mathews and Segner ("KMS")
                             represented the Landlord and David B. Douglas, SIOR and John Jewett of Kidder, Mathews & Segner ("KMS") represented the Tenant in this transaction with full acknowledgment and approval by all parties.

F.   Occupancy Permit:       This Lease shall not be effective unless and until
                             the Certificate of Occupancy and any Hazardous
                             Materials Use/Business Plans or Permits are obtained by Tenant for its use of the Premises.

ACKNOWLEDGED AND AGREED:                            ACKNOWLEDGED AND AGREED:

LANDLORD:                                           TENANT:
FREDERICK G. AND PATRICIA A. DUCOLON,               ANGELES METAL TRIM CO.
Husband and Wife                                    A California Corporation
                                                    DBA ANGELES METAL SYSTEMS

By:___________________________________     By:__________________________________

By:___________________________________     Its: ________________________________

Date:_________________________________     Date: _______________________________


                      [Legal Description - drawing omitted]